Exhibit 99.2

This Statement on Form 4 is filed by: (i) Apollo Athlon Holdings, L.P. (ii) AP Overseas VII (Athlon FC) Holdings, L.P., (iii) Apollo Management VII, L.P., (iv) AIF VII Management, LLC, (v) Apollo Management, L.P., (vi) Apollo Management GP, LLC, (vii) Apollo Management Holdings, L.P., and (viii) Apollo Management Holdings GP, LLC

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  August 7, 2013

Issuer Name and Ticker or Trading Symbol:  Athlon Energy Inc. [ATHL]

APOLLO ATHLON HOLDINGS, L.P.

By:	Apollo Advisors VII (APO DC), L.P.
its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AP OVERSEAS VII (ATHLON FC) HOLDINGS, L.P.

By:	Apollo Advisors VII (APO DC), L.P.
its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC
its general partner

	By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT VII, L.P.

By:	AIF VII Management, LLC
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

AIF VII MANAGEMENT, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President